Exhibit (d)(10)
FORM OF NOMINEE HOLDER ELECTION FORM

The undersigned, a bank, broker, trustee, depositary or other nominee of non-transferable subscription rights (the “Rights”) to purchase shares of common stock, par value $0.001 per share (the “Common Stock”), of OFS Credit Company, Inc. (the “Company”), pursuant to the rights offering (the “Rights Offering”) described and provided for in the Company’s Prospectus dated August 5, 2019 (the “Prospectus”), hereby certifies to the Company and to American Stock Transfer & Trust Company, LLC, as subscription agent for the Rights Offering (the “Subscription Agent”), that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), on the terms and subject to the conditions set forth in the Prospectus, the Rights to subscribe for the number of shares of Common Stock specified below as to each beneficial owner (without identifying any such beneficial owner) for whom the Nominee Holder is acting hereby

Box 1. [     ] Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2. [     ] Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

	Number of Shares to Purchase		Subscription Price		Payment
Basic Subscription		×	$ 16.50	=		Line 1
You are entitled to subscribe for one share for every two rights you hold.
Over-Subscription Privilege		×	$ 16.50	=		Line 2
The Over-Subscription Privilege is not limited by the number of rights you hold, but issuance is subject to certain limitations, including proration, as described in the Prospectus.
Total Payment Required $
(Sum of Lines 1 & 2; must equal total amounts in Box 3)
Box 3. [     ] Payment in the following amount is enclosed $____________.

Box 4. [     ] Please deduct payment from the following account maintained by you as follows:

Type of Account	Account Number

Amount to be deducted: $____________.
[Certification continues on the following page]

Name of Nominee Holder	DTC Participant Number
By:
DTC Subscription Confirmation Number
Name:
Title:
Phone Number:
Fax Number:

Signature	Date